                                                                   EXHIBIT 99.1


                              WOLVERINE TUBE, INC.

                                 PRESS RELEASE


Contact:  James E. Deason
          Executive Vice President, Chief Financial Officer
          (256) 580-3959


                 WOLVERINE TUBE ANNOUNCES THIRD QUARTER RESULTS
                   FREE CASH FLOW $18 MILLION IN THE QUARTER


HUNTSVILLE, ALABAMA, (OCTOBER 31, 2003) - Wolverine Tube, Inc. (NYSE:WLV) today reported a net loss of $31.7 million or $2.58 per share for the third quarter of 2003, compared with net income of $1.8 million, or $0.15 per diluted share in the third quarter of 2002. The third quarter results included a $23.2 million goodwill impairment charge and a previously announced restructuring charge of $6.4 million ($4.3 million after tax). Excluding these items, this net loss would have been $4.3 million or $0.35 per share in the third quarter of 2003. Net sales for the third quarter of 2003 were $144.1 million compared with $134.8 million in the year-earlier period. Total pounds of product shipped were 80.5 million pounds, compared to 77.2 million pounds in the prior year. Gross profit for the third quarter of 2003 decreased to $6.2 million from $14.5 million in the third quarter of 2002. Cash flow from operations was $19.4 million in the third quarter of 2003, compared to $16.5 million in the prior year. Free cash flow generated in the quarter was $17.8 million, compared to $14.4 million in the third quarter of 2002. Free cash flow is defined as cash flow from operations less capital expenditures. Results for the three and nine-month periods ended September 28, 2003, are outlined in the accompanying tables.

Commenting on the announcement, Dennis Horowitz, Chairman, President and Chief Executive Officer said, "The third quarter financial results were disappointing and to a large extent reflect issues that we have spoken about before, including rising energy, healthcare and pension costs, a leaner product mix, pricing pressures and the adverse impact of the strong Canadian dollar. Exacerbating the impact of the aforementioned on operating profit was a confluence of events which negatively affected manufacturing efficiencies, including, lower than anticipated volumes at our Booneville facility, an unsuccessful union organizing attempt at our Decatur facility and the east coast blackout which affected our London, Ontario, Canada operations."

THIRD QUARTER RESULTS BY SEGMENT

Shipments of commercial products totaled 53.5 million pounds, a 5.7 percent increase from last year's third quarter shipments of 50.6 million pounds. Net sales were $106.1 million, up 5.1 percent from last year's third quarter sales of $101.0 million. Gross profit was $5.9 million, compared to last year's third quarter gross profit of $11.7 million. The decrease in gross profit reflects the shift in mix from the higher value added technical and enhanced surface tube to lower value smooth tube and the aforementioned costs and manufacturing issues.

Shipments of wholesale products totaled 22.4 million pounds, a 7.2 percent increase over last year's third quarter shipments of 20.9 million pounds. Net sales were $28.5 million, up 15.7 percent from last year's third quarter sales of $24.6 million. Gross profit was $38 thousand, compared to $1.9 million in last year's third quarter. Again, the cost issues discussed above, along with rapidly increasing copper prices


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                             Corporate Headquarters
                      200 Clinton Avenue West, Suite 1000
                              Huntsville, AL 35801

                             WOLVERINE TUBE, INC.

and short supply of recycled materials, have impacted this quarter's operations as compared to the third quarter of last year.

Shipments of rod, bar and other products totaled 4.6 million pounds, a 20.7 percent decrease from last year's third quarter shipments of 5.8 million pounds. Net sales were $9.5 million, compared to $9.2 million in the third quarter of 2002. Gross profit was $330 thousand, down from last year's $862 thousand. Gains in our European distribution facility were more than offset by losses in North America in rod and bar, which were due to declines in volume and price.

OUTLOOK

Commenting on the outlook for the Company, Horowitz said, "As we look forward, we are finally beginning to sense an improvement in the industrial sector of the North American economy. Also, the demand from our China facility remains strong and our Portugal facility continues to expand, albeit at a rate and pace below our expectations, reflecting the lackluster European economy. Productivity and efficiencies at our facilities have returned to more normal levels and we will benefit financially from the workforce reduction that was previously announced." Horowitz continued, "We anticipate recording an additional restructuring charge of $2.5 million to $5.0 million in future quarters, for the Booneville closure. At the same time, while overall business conditions are still challenging, early indications are that the fourth quarter will show improvement over our recently completed third quarter, even given our normal seasonality."

THIRD QUARTER CONFERENCE CALL

The Company will hold a conference call on October 31, 2003 at 9:30 a.m. Central Time (10:30 a.m. ET) to discuss the contents of this release. Dial in to the conference call line at (800) 311-9402 Access Code: Wolverine, ten minutes prior to the scheduled start time. A link to the broadcast can be found on the Company's website at www.wlv.com, in the Investor Relations section under "Conference Calls" link. If you are unable to participate at this time, a replay will be available through November 14, 2003, on this website or by calling (800) 858-5309 (access code 40179, pass code 40179). Should you have any problems accessing the call or the replay, please contact the Company at
(256) 890-0460.

The tables following the text of this press release provide financial details that are included in this press release and that will be discussed on the conference call. This includes a reconciliation of net cash provided (used) by operating activities to free cash flow and net cash provided (used) by operating activities to adjusted earnings before interests, taxes, depreciation and amortization. This press release, including these financial details, is now available on the Wolverine website at www.wlv.com in the Investor Relations section under the heading Press Releases.


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
                             WOLVERINE TUBE, INC.

                                    Page 3


ABOUT WOLVERINE TUBE, INC.

Wolverine Tube, Inc. is a world-class quality partner, providing its customers with copper and copper alloy tube, fabricated products, metal joining products as well as copper and copper alloy rod, bar and other products. Internet addresses: www.wlv.com and www.silvaloy.com.

Forward-looking statements in this press release are made pursuant to the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements use such words as "may", "will", "expect", "believe", "plan", "anticipate" and other similar terminologies. This press release contains forward-looking statements regarding factors affecting the Company's expectations of future sales, earnings and cash flows. Such statements are based on current expectations, estimates and projections about the industry and markets in which the Company operates, as well as management's beliefs and assumptions and information currently available. These forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those stated or implied by such forward-looking statements. The Company undertakes no obligation to publicly release any revision of any forward-looking statements contained herein to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. With respect to expectations of future sales, earnings and cash flows, factors that could affect actual results include, without limitation, the timing and magnitude of recovery from the current economic downturn, costs and cost savings related to the Booneville closing, the persistence of low levels of U.S. commercial construction activity, the effect of currency fluctuations, competitive products and pricing, environmental contingencies, regulatory pressures, labor cost (including healthcare and pension expense), raw material costs, technology, fuel and energy costs, the mix of geographic and product revenues, and any inability to achieve or delays in achieving anticipated results from our cost reduction initiatives (including our workforce reduction program), product and process development activities, productivity and efficiency initiatives, global expansion activities, market share penetration efforts and working capital management programs. A discussion of risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, can be found in the Company's Annual Report on Form 10-K for the most recently ended fiscal year and reports filed from time to time with the Securities and Exchange Commission.


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
WLV Reports Third Quarter Results
Page 3
October 31, 2003


                      WOLVERINE TUBE, INC. FINANCIAL DATA

               CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)


                                                     Three-month period ended             Nine-month period ended
                                                    ---------------------------         ---------------------------
In thousands, except per share data                 9/28/2003         9/29/2002         9/28/2003         9/29/2002
                                                    ---------         ---------         ---------         ---------

Pounds shipped                                         80,520            77,232           247,285           238,342
                                                    =========         =========         =========         =========

Net sales                                           $ 144,099         $ 134,817         $ 440,574         $ 424,907
Cost of goods sold                                    137,857           120,347           407,105           376,902
                                                    ---------         ---------         ---------         ---------
Gross profit                                            6,242            14,470            33,469            48,005
Selling, general and administrative expenses            8,105             7,061            23,812            23,215
Restructuring charges                                   6,438                --             6,438                --
                                                    ---------         ---------         ---------         ---------
Income (loss) from operations                          (8,301)            7,409             3,219            24,790
Interest expense, net                                   5,269             5,620            15,739            14,921
Gain on extinguishment of debt                             --            (1,074)               --            (1,074)
Amortization and other, net                               244               455             1,278             1,057
Goodwill impairment                                    23,153                --            23,153                --
                                                    ---------         ---------         ---------         ---------
Income (loss) before income taxes                     (36,967)            2,408           (36,951)            9,886
Income tax provision (benefits)                        (5,245)              581            (5,966)            2,885
                                                    ---------         ---------         ---------         ---------
Net income (loss)                                   $ (31,722)        $   1,827         $ (30,985)        $   7,001
                                                    =========         =========         =========         =========

Net income (loss) per common share - basic          $   (2.58)        $    0.15         $   (2.52)        $    0.57
Net income (loss) per common share - diluted        $   (2.58)        $    0.15         $   (2.52)        $    0.56
                                                    ---------         ---------         ---------         ---------

Basic shares                                           12,279            12,258            12,273            12,219
Diluted shares                                         12,279            12,405            12,273            12,351
                                                    ---------         ---------         ---------         ---------


                        SEGMENT INFORMATION (UNAUDITED)


                                Three-month period ended                 Nine-month period ended
                              -----------------------------           -----------------------------
In thousands                  9/28/2003           9/29/2002           9/28/2003           9/29/2002
                              ---------           ---------           ---------           ---------

Pounds:
Commercial                       53,469              50,564             167,723             162,088
Wholesale                        22,415              20,899              65,897              59,516
Rod, bar, and other               4,636               5,769              13,665              16,738
                               --------            --------            --------            --------
Total pounds                     80,520              77,232             247,285             238,342
                               ========            ========            ========            ========

Net sales:
Commercial                     $106,098            $100,996            $332,099            $326,217
Wholesale                        28,512              24,650              80,917              71,537
Rod, bar, and other               9,489               9,171              27,558              27,153
                               --------            --------            --------            --------
Total net sales                $144,099            $134,817            $440,574            $424,907
                               ========            ========            ========            ========

Gross Profit:
Commercial                     $  5,874            $ 11,709            $ 31,749            $ 41,200
Wholesale                            38               1,899                 500               4,844
Rod, bar, and other                 330                 862               1,220               1,961
                               --------            --------            --------            --------
Total gross profit             $  6,242            $ 14,470            $ 33,469            $ 48,005
                               ========            ========            ========            ========


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
WLV Reports Third Quarter Results
Page 4
October 31, 2003


                              WOLVERINE TUBE, INC.

               CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)


In thousands                                           9/28/2003           12/31/2002
                                                       ---------           ----------

Assets
Cash and cash equivalents                               $ 50,059            $ 53,920
Accounts receivable                                       87,469              65,212
Inventory                                                 96,396              85,485
Other current assets                                      10,207              14,402
Property, plant and equipment, net                       202,806             208,999
Other assets                                             101,034             122,702
                                                        --------            --------
Total assets                                            $547,971            $550,720
                                                        ========            ========

Liabilities and Stockholders' Equity
Accounts payables and other accrued expenses            $ 65,776            $ 49,583
Short-term borrowings                                      1,574               1,217
Deferred income taxes                                      6,687              11,902
Pension liabilities                                       18,776              14,540
Long-term debt                                           255,451             255,712
Other liabilities                                         17,633              17,131
                                                        --------            --------
Total liabilities                                        365,897             350,085
                                                        --------            --------

Stockholders' equity                                     182,074             200,635
                                                        --------            --------

Total liabilities and stockholders' equity              $547,971            $550,720
                                                        ========            ========


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
WLV Reports Third Quarter Results
Page 5
October 31, 2003


                              WOLVERINE TUBE, INC.

            Reconciliation of Net Cash Provided (Used) by Operating
                 Activities to Free Cash Flow (1) (Unaudited)


                                                           Three-month period ended               Nine-month period ended
                                                          ---------------------------           ---------------------------
In thousands                                              09/28/03           09/29/02           09/28/03           09/29/02
                                                          --------           --------           --------           --------

Net income (loss)                                         $(31,722)          $  1,827           $(30,985)          $  7,001
Depreciation and amortization                                4,743              4,601             14,117             13,326
Changes in operating assets and liabilities                 21,011             10,887             (9,855)             8,313
Goodwill impairment                                         23,153                 --             23,153                 --
Non-cash portion of restructuring charge                     5,077                 --              5,077                 --
Other                                                       (2,834)              (787)            (3,717)              (583)
                                                          --------           --------           --------           --------
Net cash provided (used) by operating activities            19,428             16,528             (2,210)            28,057
Additions to property, plant and equipment                  (1,676)            (2,129)            (4,330)            (5,409)
                                                          --------           --------           --------           --------
Free cash flow                                            $ 17,752           $ 14,399           $ (6,540)          $ 22,648
                                                          ========           ========           ========           ========


            Reconciliation of Net Cash Provided (Used) by Operating Activities to Adjusted Earnings Before Interest, Taxes,
                 Depreciation and Amortization (2) (Unaudited)


                                                          Three-month period ended               Nine-month period ended
                                                         ----------------------------          ----------------------------
In thousands                                             9/28/2003          9/29/2002          9/28/2003          9/29/2002
                                                         ---------          ---------          ---------          ---------

Net cash provided (used) by operating activities          $ 19,428           $ 16,528           $ (2,210)          $ 28,057
Changes in operating assets and liabilities                (21,011)           (10,887)             9,855             (8,313)
Other                                                        2,834                787              3,717                583
Non-cash portion of restructuring charge                    (5,077)                 0             (5,077)                 0
Restructuring charges                                        6,438                 --              6,438                 --
Interest expense, net                                        5,269              5,620             15,739             14,921
Income tax provision (benefit)                              (5,245)               581             (5,966)             2,885
                                                          --------           --------           --------           --------
Adjusted earnings before interest, taxes,
   depreciation and amortization                          $  2,636           $ 12,629           $ 22,496           $ 38,133
                                                          ========           ========           ========           ========

(1) This statement reconciles net cash provided (used) by operating activities to free cash flow, which is a non-GAAP financial measure. Management believes free cash flow is a meaningful measure of financial performance and liquidity and provides investors with a measure of cash that may be used for debt service and for other purposes.

(2) This statement reconciles net cash provided (used) by operating activities to adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA), which is a non-GAAP financial measure. Management believes Adjusted EBITDA is a meaningful measure of liquidity and the Company's ability to service debt.


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